Exhibit 99.1

NYSE Euronext Names Michael S. Geltzeiler Chief Financial Officer

New York, May 22, 2008 – NYSE Euronext (NYX) today announced the appointment of Michael S. Geltzeiler as Chief Financial Officer and Group Executive Vice President. Mr. Geltzeiler, who will join NYSE Euronext on June 16, will also be a member of the Management Committee, pending regulatory approval. Mr. Geltzeiler will be responsible for all aspects of finance, treasury and investor relations, and will report to Duncan L. Niederauer, CEO. Joost van der Does de Willebois, who is a member of the NYSE Euronext Management Committee, will remain Head of the Amsterdam Market and will become Head of Corporate Communications.

“Michael is a seasoned professional who brings an outstanding reputation and a broad base of international business and financial experience to NYSE Euronext,” Mr. Niederauer said. “I am confident that Michael will contribute to our global growth objectives and efforts to advance shareholder value. On behalf of all my colleagues, I welcome Michael to NYSE Euronext. We are also very grateful to Joost van der Does de Willebois for his service as Acting CFO.”

“I look forward to helping build on the success of NYSE Euronext and its global leadership position,” Mr. Geltzeiler said. “I am committed to ensuring that the organization maintains the best practices and highest standards of integrity in our pursuit of value creation for customers and shareholders.”

About Michael S. Geltzeiler

Michael S. Geltzeiler most recently served as President, School & Educational Services for The Reader’s Digest Association. He was the organization’s CFO and Senior Vice President from 2001 to 2007. In 2005, Mr. Geltzeiler’s responsibilities were expanded to also include oversight for global operations and information technology. While at ACNielsen Corporation from 1995 to 2001, Mr. Geltzeiler served as CFO, SVP & Controller, and CFO for ACNielsen Europe, Middle East & Africa. He held a variety of positions in corporate finance in America and abroad while at The Dun & Bradstreet Corporation from 1980 to 1995.

Mr. Geltzeiler has served on the boards of ProQuest, the Madison Square Boys and Girls Club, and Westchester County Association. He earned an MBA in Finance from the Stern School of Business of New York University, with CPA Certification in the State of New York, and holds a BS in Accounting from the University of Delaware.

About NYSE Euronext

NYSE Euronext (NYX) operates the world’s leading and most liquid exchange group, and seeks to provide the highest levels of quality, customer choice and innovation. Its family of exchanges, located in six countries, includes the New York Stock Exchange, the world’s largest cash equities market; Euronext, the Eurozone’s largest cash equities market; Liffe, Europe’s leading derivatives exchange by value of trading; and NYSE Arca Options, one of the fastest growing U.S. options trading platforms. NYSE Euronext offers a diverse array of financial products and services for issuers, investors and financial institutions in cash equities, options and derivatives, ETFs, bonds, market data, and commercial technology solutions. NYSE Euronext’s nearly 4,000 listed companies represent a combined $30.9 / €19.8 trillion in total global market capitalization (as of April 30, 2008), more than four times that of any other exchange group. NYSE Euronext’s equity exchanges transact an average daily trading value of approximately $161.9 / €106.9 billion (as of April 30, 2008), which represents more than one-third of the worlds cash equities trading. NYSE Euronext is part of the S&P 500 index and the only exchange operator in the S&P 100 index. For more information, please visit www.nyx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2007 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on May 15, 2008 under No. R. 08-054), 2007 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.